SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 18, 2007

EXOBOX TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation or organization)

88-0456274
(IRS Employer Identification Number)

6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Address of principal executive offices)

Robert B. Dillon, President
Exobox Technologies Corp.
6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Name and address of agent for service)

(713) 781-6173
(Telephone number, including area code of agent for service)

ITEM 8. OTHER EVENTS

ITEM 8.01 – OTHER EVENTS

In order to simplify its capital structure as part of its on-going fund raising efforts, Exobox began the process of converting all of its preferred stock to common stock in September 2007. As a result of these efforts, all 97 Exobox preferred shareholders of Series A, B & D preferred stock (Series C was previously cancelled) converted their respective shares to regular Exobox common stock. As a result of these actions, all Series A, B, C and D preferred stock certificates issued by Exobox have been cancelled and are now null and void.   As a result of this conversion, the Exobox common stock is the only class of issued and outstanding capital stock of Exobox Technologies Corp.

By: /s/Robert B. Dillon
Robert B. Dillon, President
Dated: December 18, 2007